UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  October 15, 2002
                                                ------------------------------


                               NORTH BANCSHARES, INC.
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              (Exact name of registrant as specified in its Charter)


Delaware                             0-22800              36-3915073
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(State or other              (commission file number)     (IRS Employer
jurisdiction of                                            Identification
incorporation)                                             number)



100 West North Avenue, Chicago, Illinois                   60610
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(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
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                                        N/A
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           (Former name or former address, if changed since last report)

Item 5.  Other Events

     On October 15, 2002, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated October 15, 2002, regarding third quarter 2002 earnings and declaration of a regular quarterly dividend.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                           (Registrant)




Date: October 15, 2002                     /S/ Joseph A. Graber
      ----------------                     --------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer




                               CERTIFICATION


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of North Bancshares, Inc. (the "Company") that the Current Report on Form 8-K for the event on October 15, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.



Dated:   October 15, 2002                 /S/ Joseph A. Graber
      --------------------                ----------------------
                                          Joseph A. Graber
                                          President and Chief Executive Officer



Dated:   October 15, 2002                 /S/ Martin W. Trofimuk
      --------------------                ------------------------
                                          Martin W. Trofimuk
                                          Vice President, Treasurer and
                                          Chief Financial Officer

                                EXHIBIT

NORTH BANCSHARES, INC.              NEWS
100 West North Avenue - Chicago, Illinois 60610 - 312-664-4320

REALEASE: IMMEDIATELY

CONTACT:  Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
          (312) 664-4320

                           NORTH BANCSHARES ANNOUNCES
                             THIRD QUARTER EARNINGS
                           QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, OCTOBER 15, 2002, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced earnings increased to $.21 for both basic and diluted shares for the quarter ended September 30, 2002, compared with $.11 for both basic and diluted shares for the quarter ended September 30, 2001. Net income for the quarter ended September 30, 2002 increased by $114,000 and amounted to $242,000 compared with $128,000 for the quarter ended September 30, 2001. The increase in net income and earnings per share are primarily related to an increase in gain on the sale of securities available for sale.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on November 15, 2002 to stockholders of record as of November 1, 2002.

         Net interest income, before provision for loan losses, increased by $120,000 to $1.1 million for the quarter ended September 30, 2002, compared with $931,000 for the quarter ended September 30, 2001. The increase was attributable to a $337,000 reduction in total interest expense partially offset by a $217,000 decrease in interest income.

         Non-interest income increased by $116,000 to $202,000 for the quarter ended September 30, 2002 compared with $86,000 for the quarter ended September 30, 2001. The increase was primarily attributable to a $98,000 increase in gain on the sale of securities available for sale.

         Non-interest expense increased by $48,000 to $846,000 for the quarter ended September 30, 2002 compared with $798,000 for the quarter ended September 30, 2001. The increase was primarily attributable to a $23,000 increase in compensation and benefits expense and a $21,000 increase in other non-interest expense.

         Cash and cash equivalents decreased by $7.0 million to $12.7 million at September 30, 2002 compared with $19.7 million at December 31, 2001. The decrease was due primarily to a $6.9 million decrease in federal funds sold. These funds were reinvested into longer-term higher-yielding securities available for sale and loans.

         Net loans receivable totaled $92.6 million at September 30, 2002 compared with $93.4 million at December 31, 2001. The Bank originated $32.4 million in loans during the nine months ended September 30, 2002 and recorded $31.1 million in repayments and $2.1 million in loan sales compared with $21.1 million in originations, $19.0 million in repayments and $1.1 million in loan sales during the nine months ended September 30, 2001. At September 30, 2002, the Bank had $2.7 million in loan applications pending approval or closing and $8.5 million in unused lines of credit. The company did not add to the allowance for loan losses during the quarter compared with $11,000 during the quarter ended September 30, 2001, due primarily to a decrease in commercial real estate loans in the portfolio. The total allowance for loan losses amounted to $326,000 or 0.35% of loans receivable at September 30, 2002 compared with $298,600 at December 31, 2001, which amounted to 0.32% of loans receivable. There were two loans delinquent 60 days or more at September 30, 2002 and amounted to approximately $83,000. One of the loans in the amount of $68,000 was brought current on October 1, 2002.

         Total deposits increased by $2.1 million and amounted to $89.5 million at September 30, 2002 compared with $87.4 million at December 31, 2001. The increase was primarily attributable to a $1.1 million increase in money market deposit accounts and a $600,000 increase in passbook accounts. The weighted average cost of deposits for the three months ended September 30, 2002 decreased to 3.06% from 4.46% for the three months ended September 30, 2001.

         Stockholders' equity was $13.8 million at September 30, 2002 compared with $13.5 million at December 31, 2001. The increase was primarily attributable to a $301,000 increase in other comprehensive income (loss). Retained earnings increased by net income of $532,000 which was partially offset by $383,000 in dividend payments. The increases were partially offset by a $193,000 increase in treasury stock and a $55,000 increase in unearned stock awards. Book value increased to $12.12 at September 30, 2002 compared with $11.66 at December 31, 2001.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "I am very pleased with this quarters results. We have been able to take advantage of the low interest rate environment by taking gains on the sale of certain fixed rate securities and reinvesting the proceeds into higher yielding adjustable rate loans and mortgage-backed securities without adversely affecting our interest rate spread." He added, "Our credit quality remains excellent and we signed a lease for a new branch office this quarter which we anticipate occupying around the summer of 2003 once construction is complete."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 56 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                        (FINANCIAL STATEMENTS ATTACHED)

                                  --MORE--


                                           NORTH BANCSHARES, INC.
                          CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                     (IN THOUSANDS, EXCEPT SHARE DATA)
                                               (UNAUDITED)

  ASSETS                                                    SEPTEMBER 30, 2002  DECEMBER 31, 2001
Cash and due from Banks                                                 $ 1,702           1,497
Interest-bearing deposits                                                 2,888           2,446
Federal funds sold                                                        7,778          14,697
Investment in dollar denominated mutual funds                               319           1,098
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TOTAL CASH AND CASH EQUIVALENTS                                          12,687          19,738
Securities available for sale                                            28,102          18,753
Stock in Federal Home Loan Bank of Chicago                                3,891           2,770
Loans receivable, net of allowance for loan losses of
 $326 at September 30, 2002 and $298 at December 31, 2001                92,576          93,425
Accrued interest receivable                                                 661             725
Premises and equipment, net                                                 861             743
Other assets                                                                786             607
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TOTAL ASSETS                                                            139,564         136,761
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LIABILITIES AND STOCKHOLDERS' EQUITY
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Deposits
   Interest-bearing                                                      84,855          82,964
   Non-interest-bearing                                                   4,667           4,484
Borrowed Funds                                                           31,750          31,750
Advance payments by borrowers for taxes and insurance                     1,444             770
Amounts due to broker                                                       237           1,000
Accrued interest payable and other liabilities                            2,819           2,300
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TOTAL LIABILITIES                                                       125,772         123,268
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Preferred stock, $.01 par value. Authorized 500,000 shares; none
  outstanding                                                                 -               -
Common stock, $.01 par value. Authorized 3,500,000 shares; 1,914,075 issued; outstanding 1,138,029 at September 30, 2002 and 1,156,774 at
  December 31, 2001                                                          19              19
Additional paid in capital                                               13,265          13,251
Retained earnings, substantially restricted                              12,077          11,928
Treasury stock, at cost (776,046 shares at September 30, 2002 and
   757,301 shares at December 31, 2001)                                 (11,745)        (11,552)
Accumulated other comprehensive income (loss)                               259             (42)
Unearned stock awards                                                       (55)              -
Common stock acquired by Employee Stock Ownership Plan                      (28)           (111)
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TOTAL STOCKHOLDERS' EQUITY                                               13,792          13,493
-----------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $139,564         136,761
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

                                              --MORE--


                                                       NORTH BANCSHARES, INC.
                                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                      SEPT 30,                  SEPT 30,
                                                                 2002          2001           2002          2001
INTEREST INCOME:
Loans receivable                                               $1,688         1,729          5,097         5,132
Interest-bearing deposits and federal funds sold                   42           120            136           366
Securities available for sale                                     369           468          1,031         1,444
Other interest income                                              50            49            132           133
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TOTAL INTEREST INCOME                                           2,149         2,366          6,396         7,075
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INTEREST EXPENSE:
Deposit accounts                                                  655           877          2,063         2,686
Borrowed funds                                                    443           558          1,311         1,695
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TOTAL INTEREST EXPENSE                                          1,098         1,435          3,374         4,381
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NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES            1,051           931          3,022         2,694
PROVISION FOR LOAN LOSSES                                           -            11             28            22
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NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES             1,051           920          2,994         2,672
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NON-INTEREST INCOME:
Gain on sale of securities available for sale                      98             -            118            11
Gain on sale of mortgage loans held for sale                       16             3             41            47
Service charges and other non-interest income                      88            83            241           241
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TOTAL NON-INTEREST INCOME                                         202            86            400           299
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NON-INTEREST EXPENSE:
Compensation and benefits                                         476           453          1,372         1,353
Occupancy expense                                                 110           110            336           358
Professional fees                                                  56            37            176           108
Data processing                                                    66            49            190           153
Advertising and promotion                                          18            50             73           109
Other non-interest expense                                        120            99            380           282
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TOTAL NON-INTEREST EXPENSE                                        846           798          2,527         2,363
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INCOME BEFORE INCOME TAXES                                        407           208            867           608
INCOME TAX EXPENSE                                                165            80            335           237
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NET INCOME                                                       $242           128            532           371
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EARNINGS PER SHARE:
Basic                                                            $.21           .11            .46           .32
Diluted                                                          $.21           .11            .46           .32
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AVERAGE SHARES OUTSTANDING:
Basic                                                       1,150,321     1,141,148      1,152,765     1,147,113
Diluted                                                     1,170,468     1,157,293      1,168,263     1,164,736
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COMPREHENSIVE INCOME                                             $409           679            833         1,029
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
                                                              --MORE--

SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                                  THREE MONTHS ENDED      NINE MONTHS ENDED
                                                                                       SEPT 30,                SEPT 30,
                                                                                  2002          2001      2002         2001
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)                0.69%         0.36%     0.51%       0.36%
Return on Stockholders' equity (ratio of net income to average equity) (1)        7.03          3.91      5.87        3.83
Interest rate spread information:
Average during period (1)                                                         2.57          2.13      2.49         2.08
End of period (1)                                                                 2.60          2.19      2.60         2.19
Net interest margin (1)                                                           3.06          2.72      2.99         2.67
Ratio of operating expenses to average assets (1)                                 2.39          2.27      2.43         2.28
Efficiency ratio (2)                                                               .68           .78       .74          .79
Ratio of average interest-earning assets to average interest-bearing
 liabilities                                                                    115.38        113.97    114.88       113.58
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

                                                                               SEPTEMBER 30, 2002     DECEMBER 31, 2001
ASSET QUALITY RATIOS:
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
Non-performing assets to total assets                                              0.00                     0.00
Allowance for loan losses to non-performing loans                                   N/A                      N/A
Allowance for loan losses to loans receivable                                      0.35                     0.32
CAPITAL RATIOS:
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Stockholders' equity to total assets                                               9.88                     9.90
Average Stockholders' equity to average assets                                     9.81                     9.49
Shares outstanding-actual                                                     1,138,029                1,156,774
Book value per share                                                              12.12                    11.66
Number of full service offices                                                        2                        2
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
(1) Annualized for the three and nine month periods presented.
(2) Includes gains on sales.